As filed with the Securities and Exchange Commission on May 9, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3023969
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

932 Southwood Boulevard

Incline Village, Nevada, 89451

(775) 832-8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Danny Hart

Associate General Counsel

932 Southwood Boulevard

Incline Village, Nevada, 89451

(775) 832-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to mail copies of all orders, notices and communications to:

Dhiya El-Saden

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071

(213) 229-7196

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of registration fee(4)
Debt Securities, Common Stock (par value $0.01 per share)(5)	$155,250,000	N/A	$155,250,000	$18,024.53

(1)	There are being registered under this registration statement such indeterminate number of securities of each identified class of the registrant, as shall have an aggregate initial offering price not to exceed $155,250,000 or the equivalent amount denominated in one or more foreign currencies. Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder.
(2)	The proposed maximum offering price per unit is not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
(5)	Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder also include such indeterminate number of shares of common stock that may be issued upon conversion of debt securities, which are being registered. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

PROSPECTUS

PDL BioPharma, Inc.

$155,250,000

Debt Securities

Common Stock

We will provide specific terms of these securities in supplements to this prospectus at the time we offer or sell any of these securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and in other documents that we subsequently file with the Securities and Exchange Commission, which are incorporated by reference into this prospectus, and in the applicable prospectus supplement we will deliver with this prospectus and in the documents incorporated herein and therein by reference.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PDLI.” On May 6, the closing price of our common stock as reported by the NASDAQ Global Select Market, was $6.45 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 9, 2011.

We have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus or any documents incorporated by reference in this prospectus. If anyone provides you with different, additional or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, or the information contained in any document incorporated by reference in this prospectus, is accurate as of any date other than the date of each such document, unless the information specifically indicates that another date applies.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be construed as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. Any such forward-looking statements involve risks and uncertainties. Our future financial results could differ materially from those anticipated due to our ability to protect our patent and other intellectual property rights, the validity and enforceability of our supplementary protection certificates (SPCs), continued market acceptance of Avastin®, Herceptin®, Lucentis® and Xolair® (the Genentech Products) and approval of their licensed products that are in development, continued performance by Genentech of its obligations under its agreements with us, the ability of our licensees to maintain or obtain regulatory approvals, changes in the third-party reimbursement environment, expiration of our Queen et al. patents, the payment of dividends or distributions to our stockholders, failure to meet securities analyst or investor expectations, delisting from the NASDAQ Global Select Market (NASDAQ), fluctuation in revenues and operating results, fluctuations in foreign currency exchange rates, our ability to attract, retain and integrate key employees, our ability to collect under our indemnification rights from Abbott Biotherapeutics Corp. (fka Facet Biotech Corporation), entry into acquisitions or other material royalty asset transactions that may not produce anticipated royalty revenues, errors in royalty payment calculations and other factors beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in subsequent documents incorporated by reference in this prospectus should be consulted. See the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and other matters discussed in our Annual Report on Form 10-K for the year ended December 31, 2010, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which are filed with the Securities and Exchange Commission and incorporated herein by reference. See “Incorporation of Certain Documents by Reference” as well as the applicable prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process, relating to the common stock, preferred stock, debt securities, and warrants described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Unless the context otherwise requires, the terms the “Company,” “we” and “our” refer to PDL BioPharma, Inc., a Delaware corporation, and its predecessors and subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

PDL BioPharma, Inc. files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street NE, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains an internet world wide website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

You can also inspect reports, proxy statements and other information about us at the offices of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10005.

You also may obtain a free copy of our most recent annual report on Form 10-K, quarterly report on Form 10-Q and proxy statement on our Internet website at www.pdl.com. Other than the documents filed with the SEC and incorporated by reference into this prospectus, the information contained on our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus. These documents contain important information about us and our business, prospects and financial condition.

Filing	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2010
Quarterly Report on Form 10-Q	Quarter ended March 31, 2011

The description of our common stock in our registration statement on Form 8-A filed with the SEC on December 23, 1991, as amended on Form 8-A/A filed with the SEC on January 22, 1992.

The information set forth under the captions “Election of Directors,” “Information Relating to Committees of the Board,” “Code of Ethics,” “Compensation of Our Directors and Officers,” “Executive Officers,” “Executive Officer Compensation,” “Compliance with Section 16(a),” “Compensation Committee Report,” “Security Ownership of Certain Beneficial Owners and Management” and “Principal Independent Registered Public Accounting Firm Fees and Services” contained in our Proxy Statement relating to our June 22, 2011, annual meeting of stockholders and incorporated into our annual report on Form 10-K.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of the initial registration statement and prior to effectiveness of the registration statement and on or after to the date of this prospectus and prior to the closing of each offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements (other than information identified in them as not incorporated by reference). You should review these filings as they may disclose changes in our business, prospects, financial condition or other affairs after the date of this prospectus. The information that we file later with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the closing of each offering will automatically update and supersede previous information included or incorporated by reference in this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations

PDL BioPharma, Inc.

932 Southwood Boulevard

Incline Village, Nevada 89451

(775) 832-8500

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of these securities. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information” below as well as the risks included and incorporated by reference in this prospectus, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, including the specific risks that may be included in a prospectus supplement under the caption “Risk Factors.” The risks and uncertainties incorporated by reference in this prospectus are not the only risks and uncertainties we may confront. Moreover, risks and uncertainties not presently known to us or currently deemed immaterial by us may also adversely affect our business, results of operations, financial condition or cash flows, or the value of the securities. Any of these risks, as well as other risks and uncertainties, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of shares of our common stock. Additional risks not currently known or currently material to us may also harm our business.

THE COMPANY

We were organized as a Delaware corporation in 1986 under the name Protein Design Labs, Inc. In 2006, we changed our name to PDL BioPharma, Inc. Our business is the management of our antibody humanization patents and royalty assets which consist of our Queen et al. patents and license agreements with leading pharmaceutical and biotechnology companies pursuant to which we have licensed certain rights under our Queen et al. patents. We receive royalties based on these license agreements on sales of a number of humanized antibody products marketed today and also may receive royalty payments on additional humanized antibody products launched before final general patent expiry in 2014. Under our licensing agreements, we are entitled to receive a flat-rate or tiered royalty based upon our licensees’ net sales of covered antibodies.

Until December 2008, our business included a biotechnology operation that was focused on the discovery and development of novel antibodies, which we spun-off as Facet Biotech Corporation, or Facet. From March 2005 until March 2008, we also had commercial and manufacturing operations that we fully divested in 2008.

For more information about our business, please refer to the “Business” section in our most recent annual report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.

Our principal executive offices are located at 932 Southwood Boulevard, Incline Village, Nevada, 89451, (775) 832-8500, and our Internet website address is www.pdl.com. Information on or connected to our Internet website is not a part of this prospectus.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series and which may include provisions regarding conversion or exchange of the debt securities into our common stock or other securities; or

•	common stock.

When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. In each prospectus supplement we will include, among other things, the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	the plan of distribution for the securities;

•	if applicable, information about securities exchanges on which the securities will be listed;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and the applicable prospectus supplement, together with the information described under the heading “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the three months ended March 31, 2011, and the five years ended December 31, 2010:

	Three Months Ended March 31, 2011	Year Ended December 31,
		2010	2009	2008(2)	2007	2006
Ratio(1)	8.5	4.5	15.4	18.0	12.7	12.2

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes. Fixed charges consist of interest expense related to continuing operations and estimated interest portion of rent expense related to continuing operations.
(2)	Prior to December 2008, our business included commercial and manufacturing operations and a biotechnology operation focused on the discovery and development of novel antibodies. We fully divested our commercial and manufacturing operations in 2008, and we spun-off our biotechnology operation in December 2008. As discontinued operations they have been excluded from the determination of the ratios shown above.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be general obligations of PDL BioPharma, Inc. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•

the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•

the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	any collateral securing the performance of our obligations under the debt securities;

•

the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•

the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

•

any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•

whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•

our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), whether such indebtedness or guarantee now exists or is created after the date we issue debt securities, if that default:

(a)	is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such indebtedness prior to its express maturity without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for the period and after the notice had been provided, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture).

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•

provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add a guarantor subsidiary in respect of any series of debt securities;

•	secure any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	make any change that does not adversely affect the rights of any holder; or

•	conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•	reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•

make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities;

•

make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. At May 6, 2011, 139,679,752 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. The holders are not entitled to cumulative voting in the election of directors. Directors are elected by plurality vote.

Holders of common stock have no preemptive rights. They are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common stock is not entitled to any sinking fund, redemption or conversion provisions. On our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock, if any. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

The transfer agent and registrar for the common stock is BNY Mellon Shareowner Services.

The following provisions in our charter or bylaws may make a takeover of our company more difficult:

•	a provision in our charter that our board of directors will be a classified board pursuant to which one-third of our directors will be elected each year to serve for a three-year term;

•	a bylaw limiting the persons who may call special meetings of stockholders to our board of directors; and

•

bylaws establishing an advance written notice procedure for stockholders seeking to nominate candidates for election to the board of directors or for proposing matters which can be acted upon at stockholders’ meetings.

These provisions may delay stockholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a stockholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. Additionally, the issuance of preferred stock could delay or prevent a change of control or other corporate action.

Delaware Anti-Takeover Statute. As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” from engaging in a “business combination” with us for three years following the date that person became an interested stockholder, unless:

•

before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by persons who are both directors and officers of our corporation or by certain employee stock plans; or

•

on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock excluding shares held by the interested stockholder.

An “interested stockholder” is generally a person owning 15% or more of our outstanding voting stock. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

PLAN OF DISTRIBUTION

Any of the securities being offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	through brokers;

•	directly by us to purchasers; or

•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or varying prices determined at the time of sale. The distribution of securities may be effected from time to time in one or more transactions by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on NASDAQ or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments;

•	in connection with hedging transactions; or

•	a combination of such methods of sale.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement. We may elect to list any class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation or discount to be received by any FINRA member or independent broker dealer may not exceed 8 percent of the offering proceeds from the securities offered pursuant to this prospectus and any applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.

If a broker is used in the sale of the securities, the broker will not acquire the securities, and we will sell the securities directly to the purchasers in the applicable market. These will be conducted as “at the market offerings” within the meaning of the Securities Act. The prospectus supplement will set forth the terms of our arrangement with the broker.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We have filed the opinion as an exhibit to the registration statement of which this prospectus is a part. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PDL BioPharma, Inc.

Debt Securities

Common Stock

PROSPECTUS

May 9, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with offering of the securities being registered, other than discounts and commissions. All amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$18,025
Printing and engraving fees and expenses	85,000
Trustees’ fees and expenses	6,000
Accountants’ fees and expenses	70,000
Legal fees and expenses	350,000
Miscellaneous	5,975

Total	$535,000

Item 15. Indemnification of Directors and Officers.

PDL BioPharma, Inc.’s certificate of incorporation, as amended, eliminates the personal liability of its directors to the extent permitted by the Delaware General Corporation Law. PDL BioPharma, Inc.’s Bylaws provide that PDL BioPharma, Inc. shall, to the full extent permitted by the Delaware General Corporation Law, indemnify each person who is or was a director or officer of PDL BioPharma, Inc., and each person who is or was serving at the request of PDL BioPharma, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. PDL BioPharma, Inc. has entered into an indemnification agreement with each of its directors and executive officers.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. PDL BioPharma, Inc.’s certificate of incorporation provides for such limitations on liability.

In addition to indemnification by PDL BioPharma, Inc. pursuant to its certificate of incorporation, the, directors and officers of the co-registrants are generally also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the co-registrants’ organizational documents or under the statutes under which the co-registrants are organized.

Any underwriting agreement, which will be filed as Exhibit 1.1 by amendment hereto or pursuant to a current report on Form 8-K to be incorporated herein by reference, will provide that the underwriters named therein will indemnify and hold harmless PDL BioPharma, Inc., the co-registrants and each director, officer who signs this registration statement or controlling person of PDL BioPharma, Inc. and the co-registrants from and against specific liabilities, including liabilities under the Securities Act.

PDL BioPharma, Inc. also has obtained directors and officers liability insurance that provides insurance coverage for certain liabilities which may be incurred by directors and officers of PDL BioPharma, Inc. and the co-registrants in their capacity as such.

Item 16. Exhibits and Financial Schedules.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of PDL BioPharma, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in

Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Incline Village, State of Nevada, on May 9, 2011.

PDL BIOPHARMA, INC.

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John P. McLaughlin, Christine R. Larson and Danny J Hart, Jr., and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John P. McLaughlin John P. McLaughlin	President and Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2011

/s/ Christine R. Larson Christine R. Larson	Vice President and Chief Financial Officer (Principal Financial Officer)	May 9, 2011

/s/ Caroline Krumel Caroline Krumel	Vice President Finance (Principal Accounting Officer)	May 9, 2011

/s/ Frederick Frank Frederick Frank	Director	May 9, 2011

/s/ Jody S. Lindell Jody S. Lindell	Director	May 9, 2011

/s/ Paul W. Sandman Paul W. Sandman	Director	May 9, 2011

/s/ Harold E. Selick Harold E. Selick	Director	May 9, 2011

S-1

EXHIBIT INDEX

Exhibit Number		Description

1.1	*	Form of Underwriting Agreement.

4.1		Restated Certificate of Incorporation effective March 23, 1993 (incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K filed March 31, 1993 (File No. 000-19756)).

4.2		Certificate of Amendment of Certificate of Incorporation effective August 21, 2001 (incorporated by reference to Exhibit 3.3 to Annual Report on Form 10-K filed March 14, 2002 (File No. 000-19756)).

4.3		Certificate of Amendment of Certificate of Incorporation effective January 9, 2006 (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed January 10, 2006 (File No. 000-19756)).

4.4		Amended and Restated Bylaws effective June 4, 2009 (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed June 10, 2009 (File No. 000-19756)).

4.5		Form of Debt Securities Indenture.

4.6	*	Form of Supplemental Indenture.

4.7	*	Form of Deposit Agreement and Deposit Receipt.

4.8	*	Form of Stock Purchase Contract.

4.9		Specimen of Common Stock Certificate.

5.1		Opinion of Gibson, Dunn & Crutcher LLP.

12.1		Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1		Powers of Attorney (included on the signature pages of this registration statement).

25.1		Statement of eligibility of trustee on Form T-1 for Debt Securities.

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.